EXHIBIT 10.29
                                                                   -------------


           AGREEMENT BY AND BETWEEN VALUEFLASH.COM, INC., CDKNET, LLC,
                  TRACK MARKETING AND ARCADIA MARKETING, INC.

WHEREAS, ValueFlash.com, Inc. ("V-Flash"), CDKnet, LLC. ("CDK"), Track Marketing Partners, Inc. ("Track") and Arcadia Marketing, Inc. ("AMI") (collectively "the Parties") hereby wish to enter into the following Agreement; AND

WHEREAS, the Parties acknowledge that Track is an exclusive client of AMI and Track has been introduced to V-Flash and CDK by AMI; AND

WHEREAS, Track desires to market V-Flash and CDK technologies to individuals, companies or other entities, collectively designated as "Track Clients" as set forth on Exhibit A attached hereto; AND

WHEREAS, V-Flash and CDK acknowledges that Track is an AMI client and V-Flash and CDK desire Track to market V-Flash and CDK Technologies to Track Clients,

NOW THEREFORE, the parties hereby agreement to the following:

TERMS AND CONDITIONS

I.       PURPOSE OF AGREEMENT

         The Parties desire to enter into this Agreement. The purpose of this Agreement is to define the parameters by which Track will market, and/or sell, V-Flash and CDK technologies and/or services to specified clients as defined within this Agreement. This Agreement also defines how all transactions with said clients will be managed and how compensation will be paid from V-Flash and CDK to Track and/or AMI.

II.      EXCLUSIVITY

         II(a.) CLIENT LIST: Track will communicate with a specified list of individuals, corporations, and other entities as listed in Exhibit A of this Agreement entitled "Track Client List". In addition to said Track Client List, Track shall submit additional names of individuals, corporations and other entitles to V-Flash, CDK, and AMI as an addendum(s) to this Agreement on an on going basis. Said addendum(s) shall become a binding part of this Agreement upon the mutual written agreement of the Parties.

         It is understood by the parties that said Track Client List is exclusive to Track. Furthermore, should any dispute arise regarding the exclusive right of Track to represent V-Flash or CDK technologies or services to said Track Client List, by any third party, or by any individual or corporate officer of V-Flash or CDK, this Agreement will take precedence and will control in any such dispute and the Parties shall adhere to all terms and conditions of this Agreement.

         Additionally, should any individual or corporate officer from any entity included on Track Client List contact V-Flash or CDK directly. V-Flash or CDK agree to promptly notify Track and AMI of said contact. V-Flash and/or CDK, upon notification to Track and AMI, may choose to pay additional compensation to a third party who claims to represent a Client included on Track Client List, but in no way shall Track and AMI forfeit their right to any compensation as a result of any Client usage of V-Flash or CDK technology, as defined

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within the Agreement. Any payment by V-Flash or CDK to such third party shall not reduce the amount of Track and AMI compensation, or, the definition of the term "gross" or "net" as defined herein.

         II(b.) INITIAL CLIENT CONTACT: Track shall request, in writing, initial approval of a proposed client from CDK and/or V-Flash which shall be given in writing by CDK and/or V-Flash within five business days of said written request. Within ten business days of receipt of written approval, Track agrees to provide V-Flash, CDK and AMI with evidence of a scheduled meeting date with any Track Client, to take place within sixty days of such approval, concurrent with Track Client being added to Track Client List.

         II(c.) TERMS OF EXCLUSIVITY: Track agrees to provide V-Flash, CDK and AMI with notification of a confirmed meeting date and time with each Client that Track submits for addition to Track Client List. Said Clients shall remain exclusive to Track under the terms of the Agreement for an initial 45-day period. Should Client maintain a substantive dialogue with Track and V-Flash or CDK concerning the use of V-Flash or CDK technologies and/or services, said 45-day exclusive period shall be extended for a 3-month period. Said 3-month extended period shall be repeated for additional 3-month periods upon the approval of V-Flash, CDK and AMI, and while substantive dialogue is ongoing with said Track Client. Should Client utilize V-Flash or CDK technology and/or services within said exclusive period, Said Client shall remain exclusive exclusive to Track concurrent with the duration of said Clients usage of any V-Flash or CDK Technology or service and for a period of 12 months after the date said Client (a) concludes all usage of all V-Flash and CDK technology or service or (b) makes final payment for V-Flash or CDK technology.

III.     V-FLASH COMPENSATION

         III(a.) PERCENTAGE OF REVENUE FROM ONGOING V-FLASH OPERATIONS OF TRACK/V-FLASH CLIENTS ("V-FLASH RESIDUALS"): Track shall receive a percentage, herein identified as V-Flash Residuals, of all collected V-Flash gross revenues generated by each Track Client. When calculating Rack's V-Flash Residuals as defined below, the "Year 1" period shall commence upon the initial receipt of revenues by V-Flash from the respective Track Client's V-Flash operations:

                  TRACK V-FLASH RESIDUALS SCHEDULE
                  --------------------------------

                  Year 1:                      5%
                  Year 2:                      4%
                  Year 3:                      3%
                  Year 4 and thereafter:       2.5%

         III(b.) V-FLASH REVENUE: At present, V-Flash revenue is anticipated to be comprised of: (1.) Monthly Client "Per User" Fees, and/or (2.) Percentages of Advertising Revenue, and/or (3.) Percentage of Client and/or Other Commerce Revenues. This list shall not be deemed exhaustive, and Track's V-Flash Residuals will apply to all V-Flash revenue generated by Track/V-Flash Clients without regard to the composition of such revenue.

         III(c.) REPORTING V-FLASH RESIDUALS TO TRACK AND AMI: Track and AMI shall receive a complete accounting from V-Flash of all gross revenues generated by each Track client. In addition, Track and AMI shall receive a complete accounting from V-Flash of all

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Track client activity with regard to Client's V-Flash usage and operations. This shall include, but not be limited to, copies of all reports provided by V-Flash to Client. Any report or accounting identified within this paragraph shall be sent by V-Flash to Track and AMI on a monthly basis. Additionally, V-Flash agrees to provide to Track and AMI copies of all contracts and agreements, purchase orders, and/or all invoices and any modification thereto and amendments thereof with regard to Client's V-Flash usage and operation promptly upon receipt of same. Track and AMI shall provide copies of all relevant correspondence and documentation to V-Flash. Track and AMI shall also have the right to audit the records of V-Flash with regard to Track's client's usage and revenue generated via Client's V-Flash Operations. Any audit shall be performed once per quarter, upon notice, and during regular business hours.

         III(d.) V-FLASH RESIDUALS PAYMENT TERMS: V-Flash shall pay to Track the V-Flash Residuals due to Track from each Track client's V-Flash operations, on a monthly basis within 10 business days following the end of each calendar month. For example, all V-Flash Residuals earned by Track during the month of January would be paid to Track within the first 10 business days of February.

         III(e.) V-FLASH STOCK OPTIONS FOR CLIENT AGREEMENTS: Track shall receive 2,600 Stock Options from V-Flash for any Track Client that becomes a V-Flash Client by signing the standard V-Flash "Client Letter of Agreement" (sample attached) or other agreement which shall be provided by V-Flash.

         A total of 40,000 V-Flash Stock Options shall be available for issuance to Track based on Client Agreements.

         III(f.) V-FLASH STOCK OPTIONS BASED ON V-FLASH REVENUES: Track shall receive Stock Options when V-Flash Revenues are generated by Track Clients. Said Stock Options based on V-Flash Revenues shall be issued on a pro-rata basis using the ratio of 1 Stock Option for every $40 of V-Flash Revenues. Stock Options shall be issued and delivered on a quarterly basis.

         FOR EXAMPLE: Track Clients generate $1,000,000 of V-Flash Gross Revenues, therefore, Track would receive 25,000 Stock Options.

         A total of 62,500 V-Flash Stock Options shall be available for issuance to Track based on V-Flash Revenues.

         III(g.) V-FLASH STOCK OPTION PRICING: Track's V-Flash Stock Options shall be exercisable for 5 years and shall have an exercise price of $2.00 per share. Any Options issued to Track pursuant to this Agreement will contain standard representations and warranties by V-Flash and customary shareholder protections and anti-dilution protections.

         III(h.) 5% CASH BONUS: Track shall receive an additional 5% of all earned V-Flash Revenues, generated by Track Clients which in the aggregate are in excess of $5,000,000 in the first two years of this Agreement. V-Flash shall pay to Track said 5% Cash Bonus within 10 business days following the end of each calendar month in which said Cash Bonus has been achieved and collected.

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IV.      CDK COMPENSATION

         IV(a.) PAYMENT FOR CDK PRODUCT/PERCENTAGE AND DISTRIBUTION OF CLIENT REVENUES
         IV(a1.) CDK PAYMENT TERMS

         The following represents the percentage of Net Revenue to be allocated to the Parties from any Track Client sale: Net Revenue is hereinafter defined as total gross revenues paid for CDK CD Units and/or CDK technology, less the actual cost of manufacturing the CD's at a third party CD replication facility. CD manufacturing costs shall consist of out of pocket replicating, packaging, and shipping and handling costs. CDK shall provide Track and AMI, in a timely fashion, with copies of all documentation related to the purchase of services from said third party CD replication facility which will verify total manufacturing costs. Any discounts or commissions received by and/or paid to CDK by said third party CD replication facility shall be considered part of Net Revenue and shall be included in calculating final Net Revenue. Should CDK not utilize a third party replication facility, and CDs are replicated by CDK, manufacturing costs shall consist of any direct costs, including but not limited to cost of physical CDs, packaging, and shipping and handling costs. CDK shall provide Track and AMI in a timely fashion, with copies of all documentation which will verify CDK's total manufacturing costs as defined. The following identifies the corresponding allocations of said Net Revenue to the Parties:

Percentage of CDK Net Revenue Allocated to CDK, Track, and AMI (No V-Flash Used)
--------------------------------------------------------------------------------

                  Track:           30% of Net Revenue
                  AMI:             20% of Net Revenue
                  CDKnet:          50% of Net Revenue

         Should any Track Client that purchases CDK technology, also use V-Flash technology, the above allocation of Net Revenue shall be adjusted as follows:

                  Track:           1/3 of Net Revenue
                  AMI:             1/3 of Net Revenue
                  CDKnet:          1/3 of Net Revenue


         IV(a2.)    CLIENT PAYMENT TERMS

         The Parties agree that Clients will be presented with the following standard payment terms for purchase of any CDK technology and/or services. Said payment terms may be adjusted for specific Clients, per the mutual consent of the Parties:

         One-third of Total Product Cost, identified as initial Client Payment, will be due from Client to CDK upon delivery of Client Purchase Order.

         One-third of Total Product Cost identified as Second Client Payment will be due from Client to CDK upon delivery to Client of Final CDK Product Proof.

         One-third of the Total Product Cost, plus any applicable shipping charges, identified as Final Client Payment, will be due from Client to CDK upon delivery of CDK technology and/or product to Client.

         IV(a3.)  CDK PAYMENT TERMS TO TRACK AND AMI

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         CDK shall pay to Track and AMI their Percentage of Net Revenue from each of the above referenced Client Payments within 10 business days of collection or receipt of Credit from each said Client Payments by CDK. Additionally, CDK agrees to provide to Track and AMI copies of all contract and agreements, purchase orders, and/or all invoices and any modification thereto and amendments thereof with regard to Client's CDK usage and operation promptly upon receipt of same. Track and AMI shall provide copies of all relevant correspondence and documentation to CDK. Track and AMI shall also have the right to audit the records of CDK with regard to Track's client's usage and revenue generated via Client's CDK purchases. Any audit shall be performed once per quarter, upon notice, and during regular business hours.

         IV(b.) CDK STOCK OPTIONS: (for purposes of this paragraph in connection with issuance of Stock or Options, "CDK" shall mean "CDKnet.com, Inc.) CDK shall allocate 125,000 Stock Options of CDK common stock, or its equivalent, to Track that will be issued as follows:

                  IV(b1.) STOCK OPTIONS BASED ON CDK REVENUES - Track shall receive CDK Stock Options when CDK Gross Revenues are generated by Track Clients. Said CDK Stock Options based on CDK Gross Revenues shall be issued on a pro-rata basis using the ratio of 1 CDK Stock Option for every $200 of CDK Gross Revenues. Stock Options are to be issued and delivered on a quarterly basis.

         FOR EXAMPLE: Track shall receive 5,000 CDK Stock Options for every 1,000,000 of CDK Gross Revenues generated by Track Clients.

                  IV(b2.) STOCK OPTIONS BASED ON CDK UNITS - Track shall receive CDK Stock Options when CDK Units are produced, and a per-unit fee has been charged to a Track Client. Said CDK Stock Options based on CDK per-unit sales shall be issued on a pro-rata basis using the ratio of 1 CDK Stock Option for every 200 CDK units produced.

         FOR EXAMPLE: Track shall receive 5,000 CDK Stock Options for every 1,000,000 CDK units produced in which a per-unit fee was charged to Track Client.

                  IV(b3.) ITEMS (b1.) AND (b2.) may occur concurrently, in which CDK will issue CDK Stock Options to Track based on both Gross Revenues and total number of CDK units produced, as in the following example:

         FOR EXAMPLE: Track's client orders 1,250,000 CDK units, which generate $1,100,000 of Gross Revenues to CDK. As a result, CDK issues 11,750 CDK Stock Options to Track.

                  IV(b4.) CDK agrees to issue 500 CDK Stock Options to Track in which any Track Client cause CDK technology to be used, and no "per unit fee" has been charged by CDK.

         FOR EXAMPLE: A Track Client requests a CDK CD-R master to be produced by CDK for which CDK charges said client a flat fee. As a result, CDK issues 500 CDK Stock Options to Track.

         IV(c). CDK Stock Option Pricing: Track's CDK Stock Options shall be exercisable for 5 years and shall have an exercise price of $1.69 per share. Any Options issued to Track pursuant to this Agreement will contain standard representations and warranties by CDK and customary shareholder protections and anti-dilution protections.

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V.TRACK COMPENSATION FOR IDENTIFYING V-FLASH OR CDK INVESTORS: V-Flash or CDK
shall pay to Track 2.5% of the total investment into V-Flash or CDK by individuals, corporations, or other entities identified or introduced by Track to V-Flash or CDK. If such investment is other than cash, then the value of such an Investment for purposes of this subparagraph shall be equivalent to the actual or implied valuation of the securities or other consideration received by V-Flash or CDK from such an Investor at the time said consideration and/or securities are received. V-Flash or CDK shall pay to Track the 2.5% Fee upon the collection by V-Flash or CDK of an Investment by the Investing Party. If Investment is a cash Investment, Track may elect to receive said compensation from CDK or V-Flash in the form of cash or Stock Options, or a combination thereof. If Investment is other than cash, Compensation to Track shall be in the form of said Investment. Said Stock Options in either V-Flash or CDK shall have an exercise price as described herein, and will be additional to Track's total allocation of V-Flash and CDK Stock Options as described herein. V-Flash or CDK shall pay to Track the 2.5% Fee within 10 business days of collection of any Investment. V-Flash and CDK are not obligated to accept any Investment introduced by Track.

VI.      V-FLASH AND CDK PRODUCT UPDATE/NEW PRODUCT/PRODUCT NAME ALTERATION

         V-Flash and CDK agree to inform Track and AMI of the following as promptly as practicable: Updates or advancements of existing V-Flash and CDK technology, products, and services; New V-Flash and CDK technology, product(s), and services; Alterations and/or changes to the name or identity of existing V-Flash and CDK technology, products, and services.

VII.     TRANSFER OF RIGHTS/CHANGE OF OWNERSHIP

         This Agreement shall survive any transfer of ownership of V-Flash or CDK by means of acquisition, transfer of shares, or merger by any third party. V-Flash and CDK will inform said third party of existence of this Agreement and inform Track and AMI of any potential conflicts of interest issues related to said transfer of V-Flash and/or CDK ownership.

VIII.    TERMS AND CONTINUING PROVISIONS

         This Agreement shall have a term of 24 months, at which time the Parties agree to discuss future agreements between the Parties. However, this 24-month term is inapplicable as to any provision of this Agreement that by its terms extends beyond the 24-month period. This includes, but is not limited to Track's compensation terms as it relates to V-Flash Residuals, indemnification provisions, and Track Client exclusively as described herein. It is understood by the Parties that 24-month term will in no way alter, impact or effect the ongoing provisions of this Agreement, which shall survive the expiration of said 24-month agreement. It is agreed that any Track compensation shall be due and payable to Track by V-Flash and CDK on an ongoing basis as described herein. It is understood by the Parties that Track compensation described in this paragraph does not include Stock Options, and/or cash bonuses.

IX.      V-FLASH/CDK NOT OBLIGATED TO ACCEPT CLIENT

         It is understood by the Parties that nothing herein shall obligate V-Flash or CDK to transact any business with any client introduced by Track.

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X.       WARRANTS AND REPRESENTS

         X(a). INDEMNIFICATION: V-Flash and CDK hereby indemnifies and holds Track and AMI harmless from and against any and all damages, including reasonable attorney's fees, arising from or in connection with any claims, damages, or loss claimed by any Track Client, pursuant to Track's and AMI's activities as described herein, and/or as a result of Client purchase of V-Flash or CDK technology, product, and/or service. Track and/or AMI assume no responsibility for the performance of V-Flash or CDK technology, product, and/or service. Track and/or AMI shall not be liable for any damages caused by the use of V-Flash or CDK technology, product and/or service, by any Track Client or any other third party.

         X(b). PARTNERSHIP/JOINT VENTURE: Nothing contained herein shall be construed as constituting a partnership or joint venture between any of the Parties.

         X(c). TRADEMARKS: It is understood that Track has no rights to the trademark(s), copyrights, or patents of V-Flash or CDK, and that no transfer of any rights to said trademarks, copyrights, or patents is made herein.

         X(d). INTERPRETATION/MODIFICATION: This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey regardless of the place of physical execution. Additionally, this Agreement may not be changed or modified except by an instrument in writing signed by the parties hereto.

         X(e). This Agreement and any exhibits attached hereto comprise the entire Agreement between the Parties and shall supercede and take the place of any other agreements between the Parties.

         X(f).  REPRESENTATION AS TO ABILITY TO ENTER AGREEMENT

         V-Flash and CDK hereby warrant and represent that V-Flash and CDK are under no disability, restriction or prohibition, whether contracted or otherwise, with regard to V-Flash's and CDK's right to enter into this Agreement and to perform each and every term and provision hereof.

         Track hereby warrants and represents that Track is under no disability, restriction or prohibition, whether contracted or otherwise, with regard to Track's right to enter into this Agreement and to perform each and every term and provision hereof.

         AMI hereby warrants and represents that AMI is under no disability, restriction or prohibition, whether contracted or otherwise, with regard to AMI's right to enter into this Agreement and to perform each and every term and provision hereof.

         X(g). AGREEMENT SIGNING ON SUCCESSORS AND ASSIGNS: This Agreement shall be binding and inure to the benefit of the Parties, their successors and assigns.

         X(h). NOTICES. Any notice provided under this Agreement shall be in writing. All notices shall be by either overnight mail, certified mail, telefax, e-mail or personal delivery. The certified mail shall be effective within three business days of sending. The overnight mail, telefax and e-mail shall be effective within two

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business days of sending. Personal delivery will be effective upon delivery.
Notices to the parties shall be addressed as follows:

Michael Adubato
Arcadia Marketing, Inc.
476 South Avenue East
Cranford, NH  07016
908-653-1550      Phone
908-653-1450 Fax
madubato@arcadiamarketing.com  E-mail

Michael Jolly            with a copy to:       Steven A. Horowitz, Esq.
CDKnet, LLC                                    400 Garden City Plaza
250 West 57th Street                           Suite 202
Suite 1101                                     Garden City, NY  11530
New York, NY                                   (516) 873-2000 phone
212-547-6070 phone                             (516) 873-2010 fax
212-265-3878 fax                               shorowitz@mhhlaw.com  E-mail
Michael@cdknet.com  E-mail

Lee Heiman
Track Marketing Partners, Inc.
485 Madison Avenue
21st Floor
New York, NY  10022
212-921-2100 phone
212-921-2290 fax
lheiman@track.net   E-mail


         X(i.) MODIFICATION; WAIVER: Any modification or waiver of terms contained in this Agreement shall not operate or be construed so as to permit any subsequent modification or waiver of any such terms.

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         NOW, THEREFORE, show your agreement with the foregoing by signing where indicated below thereby causing this letter to become a binding Agreement between V-Flash, CDK, Track, and AMI.

AGREED AND ACCEPTED:

ValueFlash.com, Inc.


By:___________________________      Title: _______________________
     (Signature)

______________________________      Date: ________________________
(Print or Type name)




CDKnet, LLC.

By:___________________________      Title: _______________________


______________________________      Date: ________________________
(Print or Type name)




Track Marketing Partners, Inc.


By:___________________________      Title: _______________________


______________________________      Date: ________________________
(Print or Type name)




Arcadia Marketing, Inc.


By:___________________________      Title: _______________________


______________________________      Date: ________________________
(Print or Type name)



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                          Exhibit A - Track Client List
                          -----------------------------


Exhibit A is intended to be attached to and supplement the terms of the Agreement between V-Flash, CDK, AMI, and Track. The Agreement and any subsequent addenda thereto, shall be referred to as "Agreement". This Exhibit A shall be referred to as "Track Client List". Said Track Client List is exclusive to Track as described in section II. of this Agreement.

Track Client List
-----------------

DDB Needham

Omnicom Group

J. Walter Thompson Advertising

National Football League

Pepsi

Compaq Computer Corporation - Corporate Marketing which includes sponsorship, advertising, digital

DKNY Fragrances

Estee Lauder Cosmetics

McDonald's Corporation

Burger King

Arizona Jeans

Redken

Esprit

Jim Beam


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